Exhibit 10.1

Execution Version

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of June 20, 2025 by and among Chewy, Inc., a Delaware corporation (the “Company”), and Buddy Chester Sub LLC, a Delaware limited liability company (the “Seller”). Each of the Company and the Seller shall be a “Party” and together, “Parties” for purposes of this Agreement.

WHEREAS, the Seller holds 180,413,548 shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Stock”), which are convertible into shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Stock”);

WHEREAS, the Seller, the Company and one or more underwriters, intend to enter into an Underwriting Agreement with respect to an underwritten offering (the “Offering”) by the Seller of certain shares of Class A Stock;

WHEREAS, the Seller desires to sell, and the Company desires to repurchase, contingent on the closing of the Offering, a certain number of Class A Shares, rounded down to the nearest whole share (the “Seller Class A Shares”), for an aggregate amount of $100 million, on the terms and subject to the conditions contained in this Agreement (the “Stock Repurchase”);

WHEREAS, in connection with the Stock Repurchase, the Seller shall convert a number of shares of Class B Stock held by the Seller equal to the Seller Class A Shares (the “Seller Class B Shares”) into an equivalent number of shares of Class A Stock, subject to the terms and conditions set forth herein;

WHEREAS, the Seller Class A Shares will be cancelled and retired by the Company upon the consummation of the Stock Repurchase, subject to the terms and conditions set forth herein;

WHEREAS, the board of directors of the Company (the “Board”) formed a special committee of the Board (the “Special Committee”) comprised solely of disinterested and independent directors to determine whether or not to authorize and to negotiate the terms of the Stock Repurchase;

WHEREAS, the Special Committee has approved the Stock Repurchase and related transactions that may be required in connection with the Stock Repurchase;

WHEREAS, the Board acting on the recommendation of the Special Committee has approved the Stock Repurchase; and

WHEREAS, it is the intention of the Parties that the Stock Repurchase be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purchase and Sale of Stock.

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Company, and the Company agrees to purchase, on the Closing Date (as defined below) the Seller Class A Shares at a price per share equal to the Share Purchase Price (as defined below) for an aggregate amount of $100 million (the “Aggregate Repurchase Price”). As used herein, the parties hereto acknowledge that the “Share Purchase Price” shall equal the per share purchase price to be paid by the underwriters in the Offering (which, for the avoidance of doubt, will be equal to the per share proceeds, before expenses, to the selling securityholder as reflected on the cover of the final prospectus supplement for the Offering).

1.2 Closing Date. The purchase and sale of the Seller Class A Shares shall take place remotely via the electronic exchange of documents and signatures on the date of the closing of the Offering or at such other time and date as the Company and the Seller shall mutually agree (which time and place are designated as the “Closing Date”). At the Closing Date: (i) the Company shall pay to the Seller in cash the Aggregate Repurchase Price by wire transfer of immediately available funds to an account that the Seller shall designate in writing and (ii) the Seller and the Company shall deliver, or cause to be delivered, to the Company’s transfer agent a duly executed instruction letter relating to the conversion of the Seller Class B Shares into the Seller Class A Shares and the cancellation of the Seller Class A Shares upon conversion.

2. Representations and Warranties of the Seller. The Seller hereby represents and warrants that:

2.1 Ownership of Shares. Upon the conversion of the Seller Class B Shares in accordance with the Fifth Amended and Restated Certificate of Incorporation of the Company (as may be amended and/or restated from time to time, the “Certificate of Incorporation”) the Seller shall: (i) own all right, title and interest (legal and beneficial) in and to all of the Seller Class A Shares, free and clear of all liens, including, but not limited to, any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise, except for those imposed by applicable federal and state securities laws; (ii) have good and marketable title to the Seller Class A Shares and (iii) have the full power and authority to sell, transfer, convey, assign and deliver to the Company the Seller Class A Shares being sold by Seller to the Company, and upon payment for the Seller Class A Shares, the Company shall acquire valid and unencumbered title to the Seller Class A Shares.

2.2 Authorization; Approval; Enforceability. The Seller has full power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Consents. To the knowledge of the Seller, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (other than consents obtained on or before the Closing Date). For the avoidance of doubt, the Company consents to the conversion of the Seller Class B Shares pursuant to Section IV.II.F.1 of the Certificate of Incorporation.

2.4 No Conflicts. To the knowledge of the Seller, neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of the Seller will breach any statutes or regulations of any governmental authority, domestic or foreign, or will conflict with or result in a breach of the Seller’s organizational documents or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which the Seller is a party or by which the Seller or its assets may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, which, in each of the foregoing cases, would have any material adverse impact on the Seller’s ability to perform its obligations hereunder.

2.5 Litigation. There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, currently threatened that questions the validity of this Agreement, or the right of the Seller to enter into this Agreement, or to consummate the transactions contemplated hereby.

2.6 Sophistication of the Seller. The Seller (i) is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the conversion of the Seller Class B Shares and the sale of the Seller Class A Shares, (iii) has independently and without reliance upon the Company or any of its officers, directors or other affiliates, and based on such information and the advice of such advisors as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller acknowledges that neither the Company nor any of its affiliates is acting as a fiduciary or financial or investment adviser to the Seller, and has not given the Seller any investment advice, opinion or other information on whether the sale of the Seller Class A Shares is prudent. The Seller acknowledges that (x) the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to the Seller and that may be material to a decision to convert the Seller Class B Shares and sell the Seller Class A Shares (the “Excluded Information”), (y) the Seller has determined to convert the Seller Class B Shares and sell the Seller Class A Shares notwithstanding its lack of knowledge of the Excluded Information and (z) the Company shall have no liability to the Seller, and the Seller waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the conversion of the Seller Class B Shares, the sale of the Seller Class A Shares and the transactions contemplated by this Agreement. The Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and the Seller hereby consents to such reliance. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to the Stock Repurchase.

2.7 Consideration. The transactions contemplated by this Agreement provide good, valuable, and sufficient consideration for every promise, duty, agreement, obligation, and right contained in this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants that:

3.1 Authorization; Approval; Enforceability. The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 No Consent. To the knowledge of the Company, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (other than consents obtained on or before the Closing Date).

3.3 No Conflicts. To the knowledge of the Company, neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of Company will breach any statutes or regulations of any governmental authority, domestic or foreign, or will conflict with or result in a breach of the Company’s organizational documents or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which the Company is a party or by which the Company or its assets may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, which, in each of the foregoing cases, would have any material adverse impact on the Company’s ability to perform its obligations hereunder.

3.4 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.

3.5 Consideration. The transactions contemplated by this Agreement provide good, valuable, and sufficient consideration for every promise, duty, agreement, obligation, and right contained in this Agreement.

4. Conditions of the Obligations of the Seller and the Company. The obligations of the Seller to deliver the Class A Stock and of the Company to purchase and pay for the Class A Stock, in each case as provided herein, shall be subject to the prior or substantially concurrent closing of the Offering.

If the conditions specified in this Section 4 are not satisfied by June 27, 2025, this Agreement shall automatically terminate without liability on the part of any party to any other party, except that Sections 5.4, 5.5, 5.6, 5.13, 5.14 and 5.16 shall at all times be effective and shall survive such termination.

5. Miscellaneous.

5.1 Conversion of Seller Class B Shares. Notwithstanding anything contained herein or in the Amended and Restated Investor Rights Agreement, dated as of October 30, 2023 (the “IRA”), by and among the Company, the Seller and Citrus Intermediate Topco LLC, the conversion of the Seller Class B Shares pursuant to this Agreement shall be deemed to be a conversion of shares of Class B Stock for the purposes of Section 6.4 of the IRA.

5.2 Seller’s Tax Obligations. The Seller shall be solely responsible for paying any and all taxes and any tax related penalties, fines and interest related to sale of the Seller Class A Shares pursuant to this Agreement that the Seller is responsible for under the law.

5.3 Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its affiliates and their respective representatives (the “Indemnified Party”) from and against any and all costs, expenses (including reasonable attorney’s fees), judgements, fines and losses incurred or sustained by, or imposed upon the Indemnified Party based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Indemnifying Party contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement; and (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Indemnifying Party pursuant to this Agreement.

5.4 Successors and Assigns; Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

5.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

5.6 Submission to Jurisdiction. Each of the Parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, the Superior Court of the State of Delaware, or, if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any action in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts. All actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the Parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be made upon such Party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such Party at the address specified in Section 5.16 hereof. Service made in such manner, to the fullest extent permitted by applicable law, shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.

5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronically executed and/or transmitted signature pages shall be accepted as originals for all purposes hereof.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.9 Finder’s Fee. Each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with the Stock Repurchase. Each Party also represents that it has not entered into any agreements for which such Party would be liable for finders’ fees or commissions in connection with this transaction or any other contemplated transaction. Each Party agrees to indemnify and hold harmless the other Party from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Party or any of its directors, stockholders, employees or representatives is responsible.

5.10 Amendment and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Seller. Any waiver by any Party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.12 Survival of Representations and Warranties. The representations, warranties and covenants made by the Seller and the Company shall survive the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any Party by investigation, each Party shall have the right to fully rely on the representations, warranties and covenants of the other Party contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty and covenant of the Parties contained in this Agreement is independent of each other representation, warranty and covenant. Except as expressly set forth in this Agreement, no Party has made any representation, warranty or covenant.

5.13 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

5.14 Expenses. Irrespective of whether the Closing Date is effected, each of the Company and the Seller shall pay all costs and expenses that such Party incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions thereby contemplated (it being understood, for the avoidance of doubt, that the Seller shall bear all underwriting discounts and commissions in respect of the Offering, as well as any transfer taxes in accordance with Section 5.7 of the IRA). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.15 Further Assurances. Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.16 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at the address set forth below, or at such other address as may have been furnished in writing by the Company to the other parties hereto.

Chewy, Inc.

7700 West Sunrise Boulevard

Plantation, FL 33322

Attention:  General Counsel

Email:    generalcounsel@chewy.com

If to the Seller, at the address set forth below, or at such other address as may have been furnished in writing by the Seller to the other parties hereto.

Buddy Chester Sub LLC

650 Madison Avenue

New York, NY 10022

Attention:  Michael Chang

Email:    michael.chang@bcpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:  Joshua Korff, P.C.

      Jennifer Lee

      Asher Qazi

Email:    jkorff@kirkland.com

      jennifer.lee@kirkland.com

      asher.qazi@kirkland.com

Any Party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 5.16.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:

CHEWY, INC.

By:	/s/ Da-Wai Hu
Name: Da-Wai Hu
Title: General Counsel and Secretary

[Signature Page to Stock Repurchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE SELLER:

BUDDY CHESTER SUB LLC

By:	/s/ Michael Chang
Name: Michael Chang
Title: Authorized Signatory

[Signature Page to Stock Repurchase Agreement]